UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2012

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn

Dallas, Texas 75219

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2012, Energy Transfer Partners, L.P. (“ETP”) and Sunoco, Inc. (“Sunoco” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Transfer Partners GP, L.P., the general partner of ETP (“ETP GP”), Sam Acquisition Corporation, a wholly owned subsidiary of ETP (“Merger Sub”), and, for certain limited purposes set forth in the Merger Agreement, Energy Transfer Equity, L.P., the indirect parent of ETP GP and ETP (“ETE”).

The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Sunoco (the “Merger”), with Sunoco continuing as the surviving company and a wholly owned subsidiary of ETP. In the Merger, each outstanding share of Sunoco common stock (other than shares held by Sunoco in treasury and shares held directly by ETP or Merger Sub and other than shares held by subsidiaries of the parties) will be converted into the right to receive $25.00 in cash and 0.5245 of an ETP common unit representing limited partner interests in ETP (together, the “Standard Merger Consideration”). In lieu of receiving the Standard Merger Consideration, Sunoco shareholders may instead elect to receive, for each share of Sunoco common stock, either (a) $50.00 in cash (the “Cash Election Consideration”) or (b) 1.0490 ETP common units (the “Unit Election Consideration”); provided that the Cash Election Consideration and the Unit Election Consideration are each subject to proration to ensure that the aggregate amount of cash paid and the aggregate number of ETP common units issued in the Merger is the same that would be paid and issued if each share of Sunoco common stock had been converted into the Standard Merger Consideration.

In connection with the Merger, each option to purchase Sunoco shares that is outstanding immediately prior to the effective time of the Merger will become fully vested and be converted into the right to receive an amount in cash equal to the product of the total number of shares subject to such option multiplied by the excess, if any, of $50.00 over the exercise price per Sunoco share subject to such option. Each Sunoco restricted share unit, performance share unit and award under Sunoco’s Leadership Recognition Plan that corresponds to Sunoco shares and that is outstanding will become fully vested and be converted into the right to receive an amount in cash equal to the product of the total number of Sunoco shares subject to such awards multiplied by $50.00, or in certain circumstances, the greater of $50.00 and the highest trading price per Sunoco share as reflected in the Wall Street Journal during the 60-day period immediately prior to the effective time of the Merger.

The Merger Agreement also provides that, immediately prior to the effective time, ETP GP shall execute an amendment to the ETP partnership agreement (the “Partnership Agreement Amendment”) to provide for, among other things, the relinquishment of approximately $210 million of incentive distribution rights paid by ETP to ETE, the owner of ETP GP, over the first twelve fiscal quarters following the Merger (the “IDR subsidy”). The board of directors of Energy Transfer Partners, L.L.C. (“ETP LLC”), the general partner of ETP GP, has approved and adopted the Merger Agreement and the Partnership Agreement Amendment.

On April 29, 2012, ETE and ETP also entered into a letter agreement (the “letter agreement”) pursuant to which ETE, as the sole member of ETP LLC, agreed to cause ETP GP to execute and deliver the Partnership Agreement Amendment providing for the IDR subsidy in accordance with the terms of the Merger Agreement. The special committee of the board of directors of LE GP, LLC, the general partner of ETE (“LE GP”), the conflicts committee of the board of directors of LE GP, and the board of directors of LE GP have each approved the Merger Agreement, the Partnership Agreement Amendment and the letter agreement. RBS Securities Inc. acted as financial advisor to each of the committees of the board of directors of LE GP and issued a fairness opinion in connection with the transaction.

The board of directors of Sunoco has approved and adopted the Merger Agreement and has agreed to recommend that Sunoco’s shareholders approve and adopt the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement. Sunoco has also agreed not to directly or indirectly solicit competing acquisition proposals or, subject to certain exceptions with respect to unsolicited proposals, to enter into discussions concerning, or provide confidential information in connection with, any alternative business combinations. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, including in connection with the acceptance of an alternative transaction, Sunoco may be required to pay ETP a termination fee equal to $225 million.

Completion of the Merger is subject to certain customary conditions, including, approval by Sunoco shareholders and receipt of required regulatory approvals.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to ETP’s Current Report on Form 8-K filed on April 30, 2012 and incorporated herein by reference. The foregoing summary of the letter agreement and the transactions contemplated by the letter agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the letter agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement, the letter agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and the letter agreement. They are not intended to provide any other factual information about ETE, ETP, Sunoco or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement and the letter agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement or the letter agreement, as applicable; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of ETE, ETP, Sunoco, Merger Sub or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement or the letter agreement, which subsequent information may or may not be fully reflected in public disclosures by ETE, ETP or Sunoco. Accordingly, investors should read the representations and warranties in the Merger Agreement or the letter agreement not in isolation but only in conjunction with the other information about ETE, ETP or Sunoco and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission.

Item 9.01	Exhibits and Financial Statements

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2012 by and among Energy Transfer Partners, L.P., Sam Acquisition Corporation, Energy Transfer Partners GP, L.P., Sunoco, Inc., and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 2.1 to Energy Transfer Partners, L.P.’s Current Report on Form 8-K filed on April 30, 2012).

10.1	Letter Agreement, dated as of April 29, 2012, by and among Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed business combination transaction between ETP and Sunoco, ETP plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement/prospectus to be mailed to the Sunoco shareholders in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT ETP, ETE, SUNOCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by ETP and Sunoco through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Sunoco at the following:

Energy Transfer Partners, L.P.	Sunoco, Inc.
3738 Oak Lawn Ave.	1818 Market Street, Suite 1500
Dallas, TX 75219	Philadelphia, PA 19103
Attention: Investor Relations	Attention: Investor Relations
Phone: (214) 981-0795	Phone: (215) 977-6764
Email: InvestorRelations@energytransfer.com	Email: SunocoIR@sunocoinc.com

PARTICIPANTS IN THE SOLICITATION

ETE, ETP and Sunoco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding directors and executive officers of ETE’s general partner is contained in ETE’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding directors and executive officers of ETP’s general partner is contained in ETP’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding Sunoco’s directors and executive officers is contained in Sunoco’s definitive proxy statement dated March 16, 2012, which is filed with the SEC. A more complete description will be available in the registration statement and the proxy statement/prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

By:	LE GP, LLC,
its general partner

Date: April 30, 2012	By:	/s/ John W. McReynolds
John W. McReynolds President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2012 by and among Energy Transfer Partners, L.P., Sam Acquisition Corporation, Energy Transfer Partners GP, L.P., Sunoco, Inc., and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 2.1 to Energy Transfer Partners, L.P.’s Current Report on Form 8-K filed on April 30, 2012).

10.1	Letter Agreement, dated as of April 29, 2012, by and among Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.